Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of Common Stock, par value $0.0001 per share, of Direct Selling Acquisition Corp. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Antara Capital Master Fund LP

By: Antara Capital Fund GP LLC
Its: General Partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

Antara Capital Fund GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

Antara Capital Total Return SPAC Master Fund LP

By: Antara Capital Total Return SPAC Fund GP LLC
Its: General Partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

Antara Capital Total Return SPAC Fund GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

Antara Capital LP

By: Antara Capital GP LLC
Its: General Partner

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

Antara Capital GP LLC

By:	/s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Sole Member

/s/ Himanshu Gulati
Himanshu Gulati